UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2008

Behringer Harvard REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51293	68-0509956
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-1605

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On August 13, 2008, Behringer Harvard REIT I, Inc., a Maryland corporation (which may be referred to herein as the “Registrant,” “we,” “our” or “us”), Behringer Harvard Operating Partnership I LP, a Texas limited partnership and our operating partnership, and HPT Management Services LP, a Texas limited partnership and our property manager (“Manager”), entered into the Second Amendment to the Fifth Amended and Restated Property Management and Leasing Agreement dated May 15, 2008 (the “Management Amendment”).  Pursuant to the terms of the Management Amendment, Manager will supervise construction work at our properties.  In exchange for these services, we will pay Manager a construction supervision fee equal to an amount not greater than 5% of all hard construction costs incurred in connection with the construction work.

In addition, the Management Amendment specifies that any technology costs incurred by Manager in connection with managing our properties will be considered expenses of the property owner.

The information set forth above with respect to the Management Amendment does not purport to be complete in scope and is qualified in its entirety by the full text of the amendment, which is attached hereto as Exhibit 10.1 and incorporated into this Item 1.01 disclosure by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.

10.1

Second Amendment to the Fifth Amended and Restated Property Management and Leasing Agreement, dated August 13, 2008, by and among Behringer Harvard REIT I, Inc., Behringer Harvard Operating Partnership I LP and HPT Management Services LP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEHRINGER HARVARD REIT I, INC.

Dated: August 13, 2008	By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President — Corporate Development & Legal

Exhibit Index

Exhibit No.	Description
10.1

Second Amendment to the Fifth Amended and Restated Property Management and Leasing Agreement, dated August 13, 2008, by and among Behringer Harvard REIT I, Inc., Behringer Harvard Operating Partnership I LP and HPT Management Services LP